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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-9 and related short form base shelf prospectus of Talisman Energy Inc. dated April 9, 2008 (File No. 333-150058) for the registration of up to an aggregate principal amount of US$2,000,000,000 of its debt securities from time to time in one or more series, and to the incorporation by reference therein of our report dated February 27, 2008, with respect to the consolidated financial statements of Talisman Energy Inc. incorporated by reference from its Annual Report (Form 40-F) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

Calgary, Alberta April 9, 2008	/s/ Ernst & Young LLP Chartered Accountants

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  Exhibit 5.1